PERSONAL & CONFIDENTIAL

TRANSITION SERVICES AND SEPARATION AGREEMENT

This TRANSITION SERVICES AND SEPARATION AGREEMENT (this “Agreement”) is entered into on this 8th day of November, 2022 by and between Excelerate Energy, L.P. (the “Company”) and Calvin (Cal) Bancroft (“Executive”). Executive and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Executive and the Company have agreed that Executive’s employment with the Company will terminate effective September 30, 2023, unless earlier terminated in accordance with the terms hereof or extended, on a monthly basis, upon mutual agreement of the Parties; and

WHEREAS, Executive and the Company wish to set forth the terms and conditions of Executive’s continued employment through his termination, Executive’s post-employment relationship with the Company and the related rights and obligations of the Parties, each as described in this Agreement.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Resignation; Transition; Termination of Employment.

(a)
Resignation. Effective as of December 31, 2022 (the “Transition Date”), Executive hereby resigns his positions as Executive Vice President and Chief Operating Officer of the Company.
(b)
Transition Period; Services; Compensation. Between January 1, 2023 and the Separation Date (the “Transition Period”), Executive shall remain employed by the Company in the role of non-executive Senior Advisor to the Company and shall provide transition services as and when reasonably requested by the Company’s Chief Executive Officer. Additionally, from and after the date hereof, Executive acknowledges and agrees that he will adhere to any agreement between Executive and the Company governing or otherwise concerning communications to internal and external stakeholders regarding the transition of Executive’s role (as contemplated hereby). The Parties acknowledge and agree that Executive will be required to travel domestically and internationally as needed during from the date hereof through expiration of the Transition Period to support the Company’s business objectives. Unless earlier terminated in accordance with the terms hereof or extended thereafter upon mutual agreement of the Parties on a monthly basis, Executive’s employment with the Company shall terminate on September 30, 2023 (such actual date of termination, the “Separation Date”). During the Transition Period, the Parties acknowledge and agree that Executive’s level of services with the Company shall in no event decrease below 20% of the average level of services provided by Executive during the immediately preceding 36-month period, such that Executive does not experience a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”). The Parties acknowledge and agree that Executive will experience a separation from service (as defined in Section 409A) on the Separation Date.

(i)
Base Salary. From the date hereof through the end of the Transition Period, Executive shall continue to receive a monthly base salary of $33,333.33 (payable in accordance with the Company’s ordinary payroll practices).
(ii)
Equity Compensation. Executive shall remain eligible to receive a 2023 annual executive level award under the Excelerate Energy, Inc. Long-Term Incentive Plan (the “LTIP”, and such award, the “FY 23 Equity Award”), subject to approval by the Board of Directors of the Company. The FY23 Equity Award will be subject to the terms and conditions of the LTIP and an individual award agreement to be provided to Executive. For the avoidance of doubt, during the Transition Period, Executive shall continue to vest in all outstanding Company equity awards in accordance with the terms of the LTIP and the award agreements issued to Executive thereunder (collectively, the “Award Agreements”).
(iii)
Short-Term Incentive Compensation. Executive will remain eligible to earn short-term incentive compensation for the Company’s 2022 fiscal year, which earned bonus will be payable at the same time as 2022 short-term annual bonuses are paid to other employees of the Company. Executive shall remain eligible to earn short-term incentive compensation for the Company’s 2023 fiscal year in a target annualized amount of $175,000, which will be pro-rated based on the number of days during the 2023 fiscal year in which the Transition Period remains in effect. Any earned 2023 short-term annual bonus will be payable at the same time as 2023 short-term annual bonuses are paid to other employees of the Company, but in no event later than March 15, 2024. Regardless of when the Transition Period actually ceases, Executive will not be eligible to receive any short-term annual bonus for fiscal 2024.
(iv)
Yosemite Retention Award. Subject to Executive’s continued employment through the payment date, the remaining installment of Executive’s Yosemite Retention Award (as memorialized in that certain letter agreement between Executive and the Company dated as of September 17, 2021) will be paid within thirty (30) days following the Transition Date.
(v)
Transition Bonus. Executive shall be eligible to receive an additional cash bonus, in an aggregate amount of $150,000, payable in equal $75,000 installments on each of January 2, 2023 and the Separation Date, subject in each case to Executive’s continued provision of the transition services under and compliance with, the terms of this Agreement through each such payment date.
(vi)
Benefits; Medical, Dental and Vision Premiums. From the date hereof through the end of the Transition Period, Executive shall remain eligible for all other employee benefits for which Executive is eligible as of the Transition Date, subject to applicable plan terms as in effect from time to time. The Company reserves the right to amend, modify or discontinue its benefit programs from time to time and nothing herein will be construed to limit such right. In addition, subject to Executive’s timely election of continuation coverage with respect to medical, dental and vision coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and Executive’s execution and nonrevocation of the Supplemental Release (as defined below), the Company shall pay or reimburse Executive for the employer portion of all premiums incurred for Executive’s and, where applicable his eligible dependents’, coverage under the Company’s medical, dental and vision plans, at the same levels that would have applied if Executive’s employment had not terminated, for a period beginning on the Separation Date and ending on the earliest of (A) the 12-month anniversary of the Separation Date, (B) Executive becoming eligible for other employer-sponsored group health plan coverage, and (C) the expiration of Executive’s rights under COBRA (the “COBRA Period”). Executive agrees to immediately notify the Company when, at any time during the COBRA Period, Executive becomes eligible for other employer-sponsored medical, dental and/or vision coverage in connection with new employment or self-employment. In the event that the benefits provided herein would subject the Company or any of its affiliates to any tax or penalty under the Patient Protection and Affordable Care Act or Section 105(h) of the Code, Executive and the Company agree to work together in good faith to restructure the foregoing benefit. In the event of death or Disability of the Executive during the COBRA Period, the Company shall pay or reimburse Executive’s spouse for COBRA premiums until the COBRA Period would have otherwise expired absent Executive’s death or Disability.

(vii) Deferred Compensation Contributions. Subject to Executive’s continued employment hereunder, the Company will continue to make contributions to Executive’s account under the Excelerate Energy Deferred Compensation Plan (each, a “Contribution”) through September 30, 2023. Such Contributions shall consist of a $37,500 Contribution on December 31, 2022 and a $50,000 Contribution on June 30, 2023. In addition, subject to Executive’s continued employment through the payment date and Executive’s execution and nonrevocation of the Supplemental Release (as defined below), the Company will pay Executive a lump sum of $175,000 within thirty (30) days following the Separation Date in lieu of any additional Contributions to such plan.

(c) Termination of Employment. Notwithstanding anything herein to the contrary, Executive’s employment with the Company may end prior to September 30, 2023, as a result of (i) the Company’s termination of Executive’s employment for Cause or (ii) Executive’s death or Disability. In the event of such earlier termination of employment, Executive shall receive no further payments hereunder and all then outstanding equity awards shall be governed as set forth in the applicable Award Agreement (e.g., on account of a termination as a result of death, disability or for cause as defined and set forth therein). For purposes of this Agreement, the terms “Cause” and “Disability” shall have the meanings assigned to such terms in the Excelerate Energy Severance Plan (the “Severance Plan”).

2. General Release of Claims.

(a) For good and valuable consideration, including the consideration set forth in Section 1(b) hereof, Executive knowingly and voluntarily (for and on behalf of Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company and its affiliates, predecessors, successors and subsidiaries, and the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, employees, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Company Party and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of

Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim (as defined below); and (iii) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for the consideration received by Executive pursuant to this Agreement, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) In no event shall the Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Agreement; or (iv) any claim for indemnification, advancement of expenses or D&O liability insurance coverage under any indemnification agreement with the Company or the Company’s governing documents or the Company’s D&O insurance policies. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”). This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency.

3. Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Agreement, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Released Claim.

4.
Restrictive Covenants. Executive hereby acknowledges and agrees that he will continue to be bound by and comply with the terms of that certain Employee Confidential Information, Non-Solicitation and Assignment of Inventions Agreement entered into between Executive and the Company as of April 13, 2020 (the “Restrictive Covenant Agreement”), including Sections 1.01, 1.04, 2.01 and 2.02 thereof, following the Separation Date. Should Executive fail to comply with the Restrictive Covenant Agreement in all material respects, Executive agrees that he shall not be entitled to the payments and benefits under this Agreement.
5.
Cooperation. Executive agrees to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Executive understands and agrees that Executive’s cooperation may include, but not be limited to, making Executive available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information received by Executive in Executive’s capacity as an Executive; and turning over to the Company all relevant documents which are or may come into Executive’s possession in Executive’s capacity an Executive or otherwise, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments. The Company shall pay all reasonable expenses incurred by Executive in providing such cooperation.
6.
Executive’s Acknowledgements. By executing and delivering this Agreement, Executive expressly acknowledges that:
(a)
Executive has been given at least 21 days to review and consider this Agreement. If Executive signs this Agreement before the expiration of 21 days after Executive’s receipt of this Agreement, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive. No changes (whether material or immaterial) to this Agreement shall restart the running of this 21-day period;
(b)
Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;
(c)
Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Agreement;
(d)
Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; and Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Agreement;
(e)
The only matters relied upon by Executive in causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and
(f)
No Company Party has provided any tax or legal advice regarding this Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.

7.
Revocation Right. Notwithstanding the initial effectiveness of this Agreement upon execution by the Parties, Executive may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date that he signs this Agreement (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Amy Thompson, Chief Human Resources Officer, Excelerate Energy, Inc., 2445 Technology Forest Blvd., Level 6, The Woodlands, TX 77381, amy.thompson@excelerateenergy.com, no later than 11:59 pm CT on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 2 will be of no force or effect and Executive will not receive the benefits set forth in Section 1(b) hereof.
8.
Confirming Release. Within 21 days following the Separation Date, Executive shall execute the Confirming Release Agreement that is attached as Exhibit B (the “Confirming Release”) and return them same to the Company, Attn: Amy Thompson, Chief Human Resources Officer, Excelerate Energy, Inc., 2445 Technology Forest Blvd., Level 6, The Woodlands, TX 77381, amy.thompson@excelerateenergy.com.
9.
Governing Law; Arbitration. This Agreement shall be governed by the laws of the State of Texas without reference to its principles of conflict of law. This Agreement is intended to supplement, and not supersede, any remedies or claims that may be available to the Company under applicable common and/or statutory law, including, without limitation, any common law and/or statutory claims relating to the misappropriation of trade secrets and/or unfair business practices.
10.
Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.
11.
Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement and the Award Agreements constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Company Party with regard to the subject matter hereof. For the avoidance of doubt, the payments and benefits to which Executive may become entitled under Section 1(b) of this Agreement expressly supersede and replace any and all of Executive’s rights and entitlements to any separation-related pay and benefits under the Severance Plan and Executive acknowledges and agrees that the only separation-related pay and benefits to which he is entitled are those expressly set forth in this Agreement.
12.
Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Company Party that is not a party to this Agreement shall be a third-party beneficiary of Section 2 hereof and of the Confirming Release and entitled to enforce such provisions as if it were a party hereto.
13.
Further Assurances. Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.

14.
Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
15.
Interpretation. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
16.
No Assignment. No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.
17.
Withholdings; Deductions. The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any other deductions consented to in writing by Executive.
18.
Section 409A. This Agreement and the benefits provided hereunder are intended be exempt from, or compliant with, the requirements of Section 409A and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

EXECUTIVE

/s/ Calvin Bancroft
Calvin Bancroft

Date:	11/8/2022

EXCELERATE ENERGY, L.P.

By:	/s/Steven Kobos
Name:	Steven Kobos
Title:	President & CEO

Date:	11/7/2022

SIGNATURE PAGE TO

TRANSITION SERVICES AND SEPARATION AGREEMENT

EXHIBIT B

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in the Transition Services and Separation Agreement (the “Separation Agreement”), entered into by and between Excelerate Energy Inc. (the “Company”) and Cal Bancroft (“Executive”). Unless sooner revoked by Executive pursuant to the terms of Section 5 below, Executive’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:

1.
Receipt of Leaves and Other Compensation. Executive acknowledges and agrees that, with the exception of any unpaid base salary earned by Executive in the pay period that the Separation Date occurred and settlement of outstanding equity awards in accordance with the terms of applicable Award Agreements and the Separation Agreement, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by each Company Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Company Party.
2.
Release of Liability for Claims.

(a) For good and valuable consideration, including the consideration set forth in Section 1 of the Separation Agreement, Executive knowingly and voluntarily (for and on behalf of Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company Parties from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Confirming Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local antidiscrimination or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) ERISA; (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Further Released Claim (as defined below); and (iii) any claim for compensation or benefits of any kind not expressly set forth in this Confirming Release or the Separation Agreement (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are

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meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 1 of the Separation Agreement, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) In no event shall the Further Released Claims include (i) any claim that arises after the date that Executive signs this Confirming Release; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Confirming Release; and (iv) any claim for indemnification, advancement of expenses or D&O liability insurance coverage under any indemnification agreement with the Company or the Company’s governing documents or the Company’s D&O insurance policies. Further notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with the EEOC or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Confirming Release or the Separation Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, any Government Agency. This Confirming Release does not limit Executive’s right to receive an award for information provided to a Government Agency.

3.
Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Confirming Release, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Confirming Release. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Further Released Claim.
4.
Executive’s Acknowledgements. By executing and delivering this Confirming Release, Executive expressly acknowledges that:
(a)
Executive has been given at least 21 days to review and consider this Confirming Release. If Executive signs this Confirming Release before the expiration of 21 days after Executive’s receipt of this Confirming Release, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive. No changes (whether material or immaterial) to this Confirming Release shall restart the running of this 21-day period;
(b)
Executive is receiving, pursuant to this Confirming Release, consideration in addition to anything of value to which Executive is already entitled;

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(c)
Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Confirming Release;
(d)
Executive fully understands the final and binding effect of this Confirming Release; the only promises made to Executive to sign this Confirming Release are those stated herein; and Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Confirming Release;
(e)
The only matters relied upon by Executive in causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release; and
(f)
No Company Party has provided any tax or legal advice regarding this Confirming Release, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Confirming Release with full understanding of the tax and legal implications thereof.

5. Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Executive may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Executive executes this Confirming Release (such seven-day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Amy Thompson, Chief Human Resources Officer, Excelerate Energy, Inc., 2445 Technology Forest Blvd., Level 6, The Woodlands, TX 77381, amy.thompson@excelerateenergy.com no later than 11:59 pm CT on the last day of the Confirming Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Confirming Release will be of no force or effect and Executive will not receive the benefits set forth in Sections 1(b) of the Separation Agreement.

EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY

UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

EXECUTIVE

/s/ Calvin Bancroft
Calvin Bancroft

Date:	11/8/2022

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